                                   EXHIBIT 11
                    MAPCO INC. AND CONSOLIDATED SUBSIDIARIES
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                        (Dollars and Shares in Millions
                           except per share amounts)


                                                                              Three Months               Six Months
                                                                             Ended June 30,             Ended June 30,
                                                                            ----------------           ----------------
                                                                             1995      1994             1995      1994
                                                                            ------    ------           ------    ------
PRIMARY EARNINGS PER COMMON SHARE
Computation for Consolidated Statements of Income
- -------------------------------------------------
  Net income (loss) (a)                                                     $ 21.2    $(24.6)          $ 50.2    $ 16.8
                                                                            ======    ======           ======    ======
  Weighted average common shares outstanding                                  29.9      30.0             29.9      30.0
  Common stock equivalents (stock options)                                       -         -                -         -
                                                                            ------    ------           ------    ------
  Weighted average common shares outstanding (a)                              29.9      30.0             29.9      30.0
                                                                            ======    ======           ======    ======
  Primary earnings (loss) per common share (a) (c)                          $  .71    $ (.82)          $ 1.68    $  .56
                                                                            ======    ======           ======    ======

Additional Primary Computation
- ------------------------------
  Net income (loss) (a)                                                     $ 21.2    $(24.6)          $ 50.2    $ 16.8
                                                                            ======    ======           ======    ======
  Weighted average common shares outstanding (a)                              29.9      30.0             29.9      30.0
  Dilutive effect of outstanding options (d)                                    .1         -               .1        .2
                                                                            ------    ------           ------    ------
  Weighted average common shares outstanding,
    as adjusted                                                               30.0      30.0             30.0      30.2
                                                                            ======    ======           ======    ======
  Primary earnings (loss) per common share,
    as adjusted (b)                                                         $  .71    $ (.82)          $ 1.67    $  .56
                                                                            ======    ======           ======    ======


FULLY DILUTED EARNINGS PER COMMON SHARE
Additional Fully Diluted Computation
- ------------------------------------
  Net income (loss) (a)                                                     $ 21.2    $(24.6)          $ 50.2    $ 16.8
                                                                            ======    ======           ======    ======
  Weighted average common shares outstanding (a)                              29.9      30.0             29.9      30.0
  Dilutive effect of outstanding options (d)                                    .1         -               .1        .2
                                                                            ------    ------           ------    ------
  Weighted average common shares outstanding,
    as adjusted                                                               30.0      30.0             30.0      30.2
                                                                            ======    ======           ======    ======
  Fully diluted earnings (loss) per common share,
    as adjusted (b)                                                         $  .71    $ (.82)          $ 1.67    $  .56
                                                                            ======    ======           ======    ======

                                   EXHIBIT 11





(a) These figures agree with the related amounts in the Condensed Consolidated Statements of Income.

(b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(c) In 1995 and 1994, stock options are not included in the earnings per share computation included in MAPCO's Condensed Consolidated Statements of Income because the dilutive effect is less than 3%.

(d) The impact of outstanding options is not shown for the three months ended June 30, 1994 because the effect of these options on the additional primary earnings per share and additional fully diluted earnings per share calculations would be anti-dilutive.